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Pricing Supplement No. 28                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
including the Prospectus dated May 18, 1995)

Trade Date:   2/20/96                                         Registration
           -------------------                                File No.
                                                              33-59227



                         Alco Capital Resource, Inc.
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP:  01374QBR8
      ---------------------------------
Principal Amount: $  5,000,000           Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate): 5.61%           Interest Rate Basis: N/A
                              ---------                            -------------
Interest Payment Date(s):  N/A             -Commercial Paper Rate:
                          -------------                           ----------
  (other than June 15 and December 15)     -Prime Rate:
                                                       ---------------------
Regular Record Date(s):  N/A               -LIBOR:
                        ---------------           --------------------------
  (other than May 31 and November 30)      -Treasury Rate:
                                                          ------------------
Stated Maturity:  2/23/99                  -CD Rate:
                -----------------------             ------------------------
Specified Currency: US DOLLARS             -Federal Funds Rate:
                   --------------------                        -------------
Applicable Exchange Rate (if any): N/A     -Other:
                                  -----           --------------------------
   US Dollar $1.00 = N/A
                    -------------------
Issue Price (as a percentage of          Index Maturity: N/A
             principal amount):  100%                   ------------------------
                               --------  Spread: N/A
Selling Agent:                                  --------------------------------
  -Lehman Brothers:                      Spread Multiplier: N/A
                   ----------------                        ---------------------
  -Chase Securities, Inc.:               Maximum Interest Rate: N/A
                          ---------                            -----------------
  -Goldman, Sachs & Co:     X            Minimum Interest Rate: N/A
                       ------------                            -----------------
  -Merrill Lynch & Co:                   Initial Interest Rate: N/A
                      -------------                            -----------------
  -Other:                                  Interest Reset Date(s)
         --------------------------        (if semi-annually or annually):

Selling Agent's Commission (%): .35%       -------------------------------------
                               --------      Third Wednesday of: N/A
Purchasing Agent: N/A                                           ----------------
                 ----------------------        Interest Reset Date (if weekly,
Purchasing Agent's Discount or                 monthly, or quarterly):
   Commission (%): N/A                                                ----------
                  ---------------------  Interest Determination Date(s): N/A
Type of Sale:                                                           --------
        As Agent: X   As Principal:      Calculation Date(s): N/A
                 ----              ----                      -------------------
Net proceeds to the Company:$ 4,982,500  Calculation Agent: N/A
                            -----------                    ---------------------
Settlement date                          Interest Payment Date(s): N/A
  (original issue date): 2/23/96                                  --------------
                        ---------------  Regular Record Date(s): N/A
Redemption Commencement                                         ----------------
  Date (if any): N/A                     Interest Reset Period: N/A
                -----------------------                        -----------------
Redemption Period: N/A
                  ---------------------
Exchange Rate Agent: N/A
                    -------------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/ Katherine M. Burns  -  Katherine M. Burns
              ------------------------------------------------------